                  Exhibit (d)(1)

INVESTMENT MANAGEMENT AGREEMENT

THIS AGREEMENT, effective [ , 2009] by and between IVY FUNDS (hereinafter called "Trust"), and IVY INVESTMENT MANAGEMENT COMPANY (hereinafter called "IICO"), with respect to the series of the Trust listed in Appendix A (collectively hereinafter called "Funds").

WITNESSETH:

In consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is hereby agreed by and between the parties hereto as follows:

         I.         In General

                           IICO agrees to act as investment adviser to the Funds with respect to the investment of its assets and in general to supervise the investments of the Funds, subject at all times to the direction and control of the Board of Trustees of the Trust, all as more fully set forth herein.

         II.         Duties of IICO with respect to investment of assets of the Funds

                           A. IICO shall regularly provide investment advice for the Funds and shall, subject to the succeeding provisions of this section, continuously supervise the investment and reinvestment of cash, securities or other property comprising the assets of the investment portfolio of the Funds; and in furtherance thereof, IICO shall:

                                    1. obtain and evaluate pertinent information about significant developments and economic, statistical and financial data, domestic, foreign or otherwise, whether affecting the economy generally or the Funds, and whether concerning the individual companies whose securities or other financial instruments are included in the Funds or the industries in which they engage, or with respect to securities or other financial instruments which IICO considers desirable for inclusion in the Funds;

                                    2. furnish continuously an investment program for the Funds;

                                    3. determine what securities or other financial instruments shall be purchased or sold by the Funds; and

                                    4. take, on behalf of the Funds, all actions which appear to IICO necessary to carry into effect such investment programs and supervisory functions as aforesaid, including the placing of purchase and sale orders.

                           B. Subject to the provisions of this Agreement and the requirements of the Investment Company Act of 1940 (and any rules or regulations in force thereunder), IICO is authorized to appoint one or more qualified investment sub-advisers (each, a "Sub-Adviser") to provide the Funds with certain services required by this Agreement. Each Sub-Adviser shall have such investment discretion and shall make all determinations with respect to the investment of the Funds' assets as shall be assigned to that Sub-Adviser by IICO and the purchase and sale of portfolio securities and other financial instruments with respect to those assets.

                           Subject to the supervision and direction of the Board of Trustees of the Trust, IICO shall:

                                    1. have overall supervisory responsibility for the general management and investment of the Funds' assets;

                                    2. determine the allocation and reallocation of assets among the Sub-Advisers, if any; and

                                    3. have full investment discretion to make all determinations with respect to the investment of Funds' assets not otherwise assigned to a Sub-Adviser.

                           IICO shall research and evaluate each Sub-Adviser, if any, including: performing initial due diligence on prospective Sub-Advisers and monitoring each Sub-Adviser's ongoing performance; communicating performance expectations and evaluations to each Sub-Adviser; and recommending to the Board of Trustees of the Trust whether a Sub-Adviser's contract should be renewed, modified or terminated. When appropriate, IICO shall also recommend to the Board of Trustees of the Trust changes or additions to the Sub-Advisers.

                           C. IICO shall make appropriate and regular reports to the Board of Trustees of the Trust on the actions it takes pursuant to Section II.A. or B. above. Any investment programs furnished by IICO under this section, or any supervisory function taken hereunder by IICO, shall at all times conform to and be in accordance with any requirements imposed by:

                                    1. the provisions of the Investment Company Act of 1940 and any rules or regulations in force thereunder;

                                    2. any other applicable provision of law;

                                    3. the provisions of the Declaration of Trust of the Trust as amended from time to time;

                                    4. the provisions of the Bylaws of the Trust, as amended from time to time; and

                                    5. the terms of the registration statement of the Trust, as applicable to the Funds, as amended from time to time, under the Securities Act of 1933 and the Investment Company Act of 1940.

                           D. Any investment programs furnished by IICO under this section or any supervisory functions taken hereunder by IICO shall at all times be subject to any directions of the Board of Trustees of the Trust, its Executive Committee, or any committee or officer of the Trust acting pursuant to authority given by the Board of Trustees.

         III.         Allocation of Expenses

                  The expenses of the Funds and the expenses of IICO in performing its functions under this Agreement shall be divided into two classes, to wit: (i) those expenses which will be paid in full by IICO as set forth in subparagraph "A" hereof, and (ii) those expenses which will be paid in full by the Funds, as set forth in subparagraph "B" hereof.

                  A. With respect to the duties of IICO under Section II above, it shall pay in full, except as to the brokerage and research services acquired through the allocation of commissions as provided in Section IV hereinafter, for (a) the salaries and employment benefits of all employees of IICO who are engaged in providing these advisory services; (b) adequate office space and suitable office equipment for such employees; and (c) all telephone and communications costs relating to such functions. IICO shall compensate each of the Funds' Sub-Advisers, if any. In addition, IICO shall pay the fees and expenses of all trustees of the Trust who are employees of IICO or an affiliated corporation and the salaries and employment benefits of all officers of the Trust who are affiliated persons of IICO.

                  B. The Funds shall pay in full for all of their expenses which are not listed above (other than those assumed by IICO or one of its affiliates in its capacity as principal underwriter of the shares of the Funds, as Shareholder Servicing Agent or as Accounting Services Agent for the Funds), including (a) the costs of preparing and printing prospectuses and reports to shareholders of the Funds, including mailing costs; (b) the costs of printing all proxy statements and all other costs and expenses of meetings of shareholders of the Funds (unless the Trust and IICO shall otherwise agree); (c) interest, taxes, brokerage commissions and premiums on fidelity and other insurance; (d) audit fees and expenses of independent accountants and legal fees and expenses of attorneys, but not of attorneys who are employees of IICO or an affiliated company; (e) fees and expenses of its trustees not affiliated with Ivy Funds Distributor, Inc.; (f) custodian fees and expenses; (g) fees payable by the Funds under the Securities Act of 1933, the Investment Company Act of 1940, and the securities or "Blue-Sky" laws of any jurisdiction; (h) fees and assessments of the Investment Company Institute or any successor organization; (i) such nonrecurring or extraordinary expenses as may arise, including litigation affecting the Funds, and any indemnification by the Trust of its officers, trustees, employees and agents with respect thereto; (j) the costs and expenses provided for in any Shareholder Servicing Agreement or Accounting Services Agreement, including amendments thereto, contemplated by subsection C of this Section III. In the event that any of the foregoing shall, in the first instance, be paid by IICO, the Funds shall pay the same to IICO on presentation of a statement with respect thereto.

                  C. IICO, or an affiliate of IICO, may also act as (i) transfer agent or shareholder servicing agent of the Funds and/or as (ii) accounting services agent of the Funds if at the time in question there is a separate agreement, "Shareholder Servicing Agreement" and/or "Accounting Services Agreement," covering such functions between the Funds and IICO, or such affiliate.

         IV.         Brokerage

                           (a) IICO may select brokers to effect the portfolio transactions of the Funds on the basis of its estimate of their ability to obtain, for reasonable and competitive commissions, the best execution of particular and related portfolio transactions. For this purpose, "best execution" means prompt and reliable execution at the most favorable price obtainable. Such brokers may be selected on the basis of all relevant factors including the execution capabilities required by the transaction or transactions, the importance of speed, efficiency, or confidentiality, and the willingness of the broker to provide useful or desirable investment research and/or special execution services. IICO shall have no duty to seek advance competitive commission bids and may select brokers based solely on its current knowledge of prevailing commission rates.

                           (b) Subject to the foregoing, IICO shall have discretion, in the interest of the Funds, to direct the execution of its portfolio transactions to brokers who provide brokerage and/or research services (as such services are defined in Section 28(e) of the Securities Exchange Act of 1934) for the Funds and/or other accounts for which IICO exercises "investment discretion" (as that term is defined in Section 3(a)(35) of the Securities Exchange Act of 1934); and in connection with such transactions, to pay commissions in excess of the amount another adequately qualified broker would have charged if IICO determines, in good faith, that such commission is reasonable in relation to the value of the brokerage and/or research services provided by such broker, viewed in terms of either that particular transaction or the overall responsibilities of IICO with respect to the accounts for which it exercises investment discretion. In reaching such determination, IICO will not be required to attempt to place a specified dollar amount on the brokerage and/or research services provided by such broker; provided that IICO shall be prepared to demonstrate that such determinations were made in good faith, and that all commissions paid by the Funds over a representative period selected by its Board of Trustees were reasonable in relation to the benefits to the Funds.

         V.         Compensation of IICO

                  As compensation in full for services rendered and for the facilities and personnel furnished under sections I, II, and IV of this Agreement, the Funds will pay to IICO for each day the fees specified in Appendix B hereto.

                  The amounts payable to IICO shall be determined as of the close of business each day; shall, except as set forth below, be based upon the value of net assets computed in accordance with the Declaration of Trust; and shall be paid in arrears whenever requested by IICO. In computing the value of the net assets of the Funds, there shall be excluded the amount owed to the Funds with respect to shares which have been sold but not yet paid to the Funds by Ivy Funds Distributor, Inc.

                  Notwithstanding the foregoing, if the laws, regulations or policies of any state in which shares of the Funds are qualified for sale limit the operation and management expenses of the Funds, IICO will refund to the Funds the amount by which such expenses exceed the lowest of such state limitations.

         VI.         Undertakings of IICO; Liabilities

                  IICO shall give to the Funds the benefit of its best judgment, efforts and facilities in rendering advisory services hereunder.

                  IICO shall at all times be guided by and be subject to the Funds' investment policies, the provisions of the Declaration of Trust and Bylaws of the Trust as each shall from time to time be amended, and to the decision and determination of the Trust's Board of Trustees.

                  This Agreement shall be performed in accordance with the requirements of the Investment Company Act of 1940, the Investment Advisers Act of 1940, the Securities Act of 1933, and the Securities Exchange Act of 1934, to the extent that the subject matter of this Agreement is within the purview of such Acts. Insofar as applicable to IICO, as an investment adviser and affiliated person of Fund, IICO shall comply with the provisions of the Investment Company Act of 1940, the Investment Advisers Act of 1940 and the respective rules and regulations of the Securities and Exchange Commission thereunder.

                  In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of IICO, it shall not be subject to liability to Fund, the Funds or any stockholder of the Funds for any act or omission in the course of or connected with rendering services thereunder or for any losses that may be sustained in the purchase, holding or sale of any security or financial instrument.

         VII.         Duration of this Agreement

                  This Agreement shall become effective at the start of business on the date hereof and shall continue in effect, unless terminated as hereinafter provided, for a period of one year and from year-to-year thereafter only if such continuance is specifically approved at least annually by the Board of Trustees, including the vote of a majority of the trustees who are not parties to this Agreement or "interested persons" (as defined in the Investment Company Act of 1940) of any such party, cast in person at a meeting called for the purpose of voting on such approval, or by the vote of the holders of a majority (as so defined) of the outstanding voting securities of each class or series of the Funds and by the vote of a majority of the trustees who are not parties to this Agreement or "interested persons" (as so defined) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

         VIII.         Termination

                  This Agreement may be terminated by IICO at any time without penalty upon giving the Trust one hundred twenty (120) days' written notice (which notice may be waived by Fund) and may be terminated by the Trust at any time without penalty upon giving IICO sixty (60) days' written notice (which notice may be waived by IICO), provided that such termination by the Trust shall be directed or approved by the vote of a majority of the Board of Trustees of the Trust in office at the time or by the vote of a majority (as defined in the Investment Company Act of 1940) of the outstanding voting securities of the Funds. This Agreement shall automatically terminate in the event of its assignment, the term "assignment" for this purpose having the meaning defined in Section 2(a)(4) of the Investment Company Act of 1940 and the rules and regulations thereunder.

IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers and their corporate seal to be hereunto affixed, all as of the day and year first above written.

(Seal)
Ivy Funds
on behalf of the Funds listed in Appendix A

	By:	_________________________________
Mara Herrington
Secretary

ATTEST:

By:	_________________________________
Megan E. Bray
Assistant Secretary

(Seal)	IVY INVESTMENT
MANAGEMENT COMPANY

	By:	_________________________________
Henry J. Herrmann
President

ATTEST:

By:	_________________________________
Wendy J. Hills
Secretary

APPENDIX A
TO INVESTMENT MANAGEMENT AGREEMENT

Ivy Asset Strategy Fund
Ivy Balanced Fund
Ivy Bond Fund
Ivy Capital Appreciation Fund
Ivy Core Equity Fund
Ivy Cundill Global Value Fund
Ivy Dividend Opportunities Fund
Ivy Energy Fund
Ivy European Opportunities Fund
Ivy Global Bond Fund
Ivy Global Natural Resources Fund
Ivy High Income Fund
Ivy International Balanced Fund
Ivy International Core Equity Fund
Ivy International Growth Bund
Ivy Large Cap Growth Fund
Ivy Limited-Term Bond Fund
Ivy Managed European/Pacific Fund
Ivy Managed International Opportunities Fund
Ivy Micro Cap Growth Fund
Ivy Mid Cap Growth Fund
Ivy Money Market Fund
Ivy Mortgage Securities Fund
Ivy Municipal Bond Fund
Ivy Pacific Opportunities Fund
Ivy Real Estate Securities Fund
Ivy Science and Technology Fund
Ivy Small Cap Growth Fund
Ivy Small Cap Value Fund
Ivy Value Fund

IVY FUNDS

APPENDIX B TO INVESTMENT MANAGEMENT AGREEMENT

FEE SCHEDULE

A cash fee computed each day on the net asset value for each Fund at the annual rate listed below:

Ivy Asset Strategy Fund
Net Assets	Fee
Up to $1 billion	0.70% of net assets
Over $1 billion and up to $2 billion	0.65% of net assets
Over $2 billion and up to $3 billion	0.60% of net assets
Over $3 billion	0.55% of net assets

Ivy Balanced Fund
Net Assets	Fee
Up to $1 billion	0.70% of net assets
Over $1 billion and up to $2 billion	0.65% of net assets
Over $2 billion and up to $3 billion	0.60% of net assets
Over $3 billion	0.55% of net assets

Ivy Bond Fund
Net Assets	Fee
Up to $500 million	0.525% of net assets
Over $500 million and up to $1 billion	0.50% of net assets
Over $1 billion and up to $1.5 billion	0.45% of net assets
Over $1.5 billion	0.40% of net assets

Ivy Capital Appreciation Fund
Net Assets	Fee
Up to $1 billion	0.65% of net assets
Over $1 billion and up to $2 billion	0.60% of net assets
Over $2 billion and up to $3 billion	0.55% of net assets
Over $3 billion	0.50% of net assets
Ivy Core Equity Fund
Net Assets	Fee
Up to $1 billion	0.70% of net assets
Over $1 billion and up to $2 billion	0.65% of net assets
Over $2 billion and up to $3 billion	0.60% of net assets
Over $3 billion	0.55% of net assets
Over $5 billion and up to $6 billion	0.525% of net assets
Over $6 billion	0.50% of net assets

Ivy Cundill Global Value Fund
Net Assets	Fee
Up to $500 million	1.00% of net assets
Over $500 million and up to $1 billion	0.85% of net assets
Over $1 billion and up to $2 billion	0.83% of net assets
Over $2 billion and up to $3 billion	0.80% of net assets
Over $3 billion	0.76% of net assets

Ivy Dividend Opportunities Fund
Net Assets	Fee
Up to $1 billion	0.70% of net assets
Over $1 billion and up to $2 billion	0.65% of net assets
Over $2 billion and up to $3 billion	0.60% of net assets
Over $3 billion	0.55% of net assets

Ivy Energy Fund
Net Assets	Fee
Up to $1 billion	0.85% of net assets
Over $1 billion and up to $2 billion	0.83% of net assets
Over $2 billion and up to $3 billion	0.80% of net assets
Over $3 billion	0.76% of net assets

Ivy European Opportunities Fund
Net Assets	Fee
Up to $250 million	1.00% of net assets
Over $250 million and up to $500 million	0.85% of net assets
Over $500 million	0.75% of net assets

Ivy Global Bond Fund
Net Assets	Fee
Up to $500 million	0.625% of net assets
Over $500 million and up to $1 billion	0.60% of net assets
Over $1 billion and up to $1.5 billion	0.55% of net assets
Over $1.5 billion	0.50% of net assets

Ivy Global Natural Resources Fund
Net Assets	Fee
Up to $500 million	1.00% of net assets
Over $500 million and up to $1 billion	0.85% of net assets
Over $1 billion and up to $2 billion	0.83% of net assets
Over $2 billion and up to $3 billion	0.80% of net assets
Over $3 billion	0.76% of net assets

Ivy High Income Fund
Net Assets	Fee
Up to $500 million 0.625% of net assets
Over $500 million and up to $1 billion	0.60% of net assets
Over $1 billion and up to $1.5 billion	0.55% of net assets
Over $1.5 billion	0.50% of net assets

Ivy International Balanced Fund
Net Assets	Fee
Up to $1 billion	0.70% of net assets
Over $1 billion and up to $2 billion	0.65% of net assets
Over $2 billion and up to $3 billion	0.60% of net assets
Over $3 billion	0.55% of net assets

Ivy International Core Equity Fund
Net Assets	Fee
Up to $1 billion	0.85% of net assets
Over $1 billion and up to $2 billion	0.83% of net assets
Over $2 billion and up to $3 billion	0.80% of net assets
Over $3 billion	0.70% of net assets

Ivy International Growth Fund
Net Assets	Fee
Up to $1 billion	0.85% of net assets
Over $1 billion and up to $2 billion	0.83% of net assets
Over $2 billion and up to $3 billion	0.80% of net assets
Over $3 billion	0.70% of net assets

Ivy Large Cap Growth Fund
Net Assets	Fee
Up to $1 billion	0.70% of net assets
Over $1 billion and up to $2 billion	0.65% of net assets
Over $2 billion and up to $3 billion	0.60% of net assets
Over $3 billion	0.55% of net assets

Ivy Limited-Term Bond Fund
Net Assets	Fee
Up to $500 million	0.50% of net assets
Over $500 million and up to $1 billion	0.45% of net assets
Over $1 billion and up to $1.5 billion	0.40% of net assets
Over $1.5 billion	0.35% of net assets

Ivy Managed European/Pacific Fund
A cash fee computed each day on the net assets of the Fund at the annual rate of 0.05% of net assets.

Ivy Managed International Opportunities Fund
A cash fee computed each day on the net assets of the Fund at the annual rate of 0.05% of net assets.

Ivy Micro Cap Growth Fund
Net Assets	Fee
Up to $1 billion	0.95% of net assets
Over $1 billion and up to $2 billion	0.93% of net assets
Over $2 billion and up to $3 billion	0.90% of net assets
Over $3 billion	0.86% of net assets

Ivy Mid Cap Growth Fund
Net Assets	Fee
Up to $1 billion	0.85% of net assets
Over $1 billion and up to $2 billion	0.83% of net assets
Over $2 billion and up to $3 billion	0.80% of net assets
Over $3 billion	0.76% of net assets

Ivy Money Market Fund
A cash fee computed each day on net asset value for the Fund at the annual rate of 0.40% of net assets.

Ivy Mortgage Securities Fund
Net Assets	Fee
Up to $500 million	0.50% of net assets
Over $500 million and up to $1 billion	0.45% of net assets
Over $1 billion and up to $1.5 billion	0.40% of net assets
Over $1.5 billion	0.35% of net assets

Ivy Municipal Bond Fund
Net Assets	Fee
Up to $500 million	0.525% of net assets
Over $500 million and up to $1 billion	0.50% of net assets
Over $1 billion and up to $1.5 billion	0.45% of net assets
Over $1.5 billion	0.40% of net assets

Ivy Pacific Opportunities Fund
Net Assets	Fee
Up to $500 million	1.00% of net assets
Over $500 million and up to $1 billion	0.85% of net assets
Over $1 billion and up to $2 billion	0.83% of net assets
Over $2 billion and up to $3 billion	0.80% of net assets
Over $3 billion	0.76% of net assets

Ivy Real Estate Securities Fund
Net Assets	Fee
Up to $1 billion	0.90% of net assets
Over $1 billion and up to $2 billion	0.87% of net assets
Over $2 billion and up to $3 billion	0.84% of net assets
Over $3 billion	0.80% of net assets

Ivy Science & Technology Fund
Net Assets	Fee
Up to $1 billion	0.85% of net assets
Over $1 billion and up to $2 billion	0.83% of net assets
Over $2 billion and up to $3 billion	0.80% of net assets
Over $3 billion	0.76% of net assets

Small Cap Growth Fund
Net Assets	Fee
Up to $1 billion	0.85% of net assets
Over $1 billion and up to $2 billion	0.83% of net assets
Over $2 billion and up to $3 billion	0.80% of net assets
Over $3 billion	0.76% of net assets

Ivy Small Cap Value Fund
Net Assets	Fee
Up to $1 billion	0.85% of net assets
Over $1 billion and up to $2 billion	0.83% of net assets
Over $2 billion and up to $3 billion	0.80% of net assets
Over $3 billion	0.76% of net assets

Ivy Value Fund
Net Assets	Fee
Up to $1 billion	0.70% of net assets
Over $1 billion and up to $2 billion	0.65% of net assets
Over $2 billion and up to $3 billion	0.60% of net assets
Over $3 billion	0.55% of net assets